SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) - September 25, 2003


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                        STANDARD MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                  11-2234952
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification No.)



                   80 Arkay Drive, Hauppauge, New York    11788
               (Address of principal executive offices) (Zip Code)


                                 (631) 435-6000
              (Registrant's telephone number, including area code)

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
ITEM 5.  OTHER EVENTS

As previously reported, Standard Microsystems Corporation (SMSC), Accton Technology Corporation (Accton) and SMC Networks, Inc. (Networks) have been involved in an arbitration related to claims associated with the purchase of an 80.1% interest in Networks by Accton from SMSC in October 1997. On September 24, 2003, SMSC received the award of the arbitration panel, directing the release of a $2 million escrow account to SMSC as well as certain other payments among the parties.

The award, when confirmed by the Court, would result in SMSC's net receipt of more than $2.5 million in cash, including the funds released from the escrow account. SMSC estimates that it will record an after-tax gain on discontinued operations of approximately $0.1 million in the current fiscal year, upon receipt of the cash awarded.


                                   SIGNATURE
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Pursuant to the requirements of Section 13 or 15 (d) of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              STANDARD MICROSYSTEMS CORPORATION

                                        (Registrant)


Date:  September 25, 2003          By   /s/ ANDREW M. CAGGIA
                                        --------------------
                                        Andrew M. Caggia
                                        Senior Vice President and
                                        Chief Financial Officer and Director
                                        (Principal Financial Officer)